UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2011

NovaMed, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West Wacker Drive, Suite 1010, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 664-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 — Other Events

Item 8.01.             Other Events.

On January 21, 2011, NovaMed, Inc., a Delaware corporation (the “Company”), issued a press release announcing entry into an Agreement and Plan of Merger (the “Merger Agreement”) with Surgery Center Holdings, Inc., a Delaware corporation (“Parent”), and Wildcat Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent is an affiliate of H.I.G. Capital, L.L.C. The merger consideration is $13.25 per share net to the seller in cash, without interest thereon and subject to applicable withholding taxes. Concurrently with the execution and delivery of the Merger Agreement, each of the Company’s directors and executive officers (including, in each case, certain affiliates thereof), together representing ownership of more than approximately 10.5% of the Company’s outstanding shares entered into a voting agreement (collectively, the “Voting Agreements”) with Parent and Merger Sub whereby such stockholder committed, among other things, subject to the terms and conditions of the Voting Agreements, to vote all of their respective shares in favor of the Merger.

The Company will file a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”), which will contain detailed information about the Merger and the extensive sale process conducted by the Company’s board and special committee. Once the SEC completes its review of the preliminary proxy statement, the Company will file the definitive proxy statement with the SEC and distribute it to stockholders.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 21, 2011, the Company sent a letter to its employees and doctor partners, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Title

99.1	Press Release issued by NovaMed, Inc., dated January 21, 2011.

99.2	Letter to Employees and Doctor Partners, dated January 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: January 21, 2011	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release issued by NovaMed, Inc., dated January 21, 2011.

99.2	Letter to Employees and Doctor Partners, dated January 21, 2011.